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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 16, 1999


                                MICROGRAFX, INC.
             (Exact name of registrant as specified in its charter)


       Texas                       0-18708                        75-1952080
(State of other               (Commission File Number)          (IRS Employer
jurisdiction incorporation)                                Identification No.)


                 1303 E. Arapaho Road, Richardson, Texas 75081
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code: (972) 234-1769



                                (Not Applicable)
         (Former name or former address, if changed since last report)





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Item 2.  Acquisition of Assets

On April 16, 1999, Micrografx, Inc., a Texas corporation (the "Company"), entered into and consummated an Agreement and Plan of Merger dated as of April 15, 1999 (the "Agreement"), among the Company, Intergraph Corporation ("Intergraph"), InterCAP Graphics Systems, Inc., a Delaware corporation and wholly owned subsidiary of Intergraph ("InterCAP"), and InterCAP Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), pursuant to which the Merger Sub was merged with and into InterCAP (the "Merger") with InterCAP as the corporation surviving the Merger. As a result of the merger, the Company acquired all of the capital stock of InterCAP and InterCAP became a wholly owned subsidiary of the Company. Under the terms of the Agreement, the Company paid $12.15 million for the purchase consisting of a combination of cash, a promissory note and convertible debt securities. The Company made a payment of $3.85 million in cash at closing, issued to Intergraph a promissory note for $2.5 million, payable with interest on August 31, 1999, and issued to Intergraph a convertible subordinated debenture for $5.8 million due March 31, 2002.

Based in Annapolis, Maryland, InterCAP provides standards-based solutions for publishing technical graphics on the Internet to aerospace, defense and manufacturing industries. InterCAP was instrumental in the development of WebCGM, the first vector standard to earn a recommendation from the World Wide Web Consortium (W3C). InterCAP also was a founder of the CGM Open consortium and is an innovator in standards-based solutions development and consulting. By leveraging CGM (Computer Graphics Metafile), the preferred graphics format standard in manufacturing companies worldwide, as well as server-based technologies, InterCAP provides customers with the fastest way to create Web-based product information and commerce solutions from existing engineering and technical data.

The  purchase   price  was   determined   through   negotiations   conducted  by
representatives of Micrografx and Intergraph. There are no material relationships known to Micrografx between Intergraph and Micrografx or any of its affiliates, any director or any officer of Micrografx or any associate of any such director or officer.

Micrografx   intends  that  InterCAP  will  continue  to  conduct  its  business substantially as it is now being conducted, except now it will be a wholly owned subsidiary of Micrografx.




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

Item 7. Financial Statements and Exhibits.

     (a) The financial statements of the business acquired will be filed by amendment not later than 60 days after the date of this report.

     (b) The pro forma financial information will be filed by amendment not later than 60 days after the date of this report.

     (c)  Exhibits
          The following documents are filed as exhibits to this report.
          The exhibit numbers in the exhibit list correspond to the numbers assigned to such exhibits in the Exhibit Table of Item 601 of Regulation S-K.

     2.1  Agreement  and  Plan of  Merger,  dated as of April  15,  1999,  among
          Micrografx,  Inc.,  InterCAP  Acquisition  Inc., and InterCAP Graphics
          Systems, Inc. and Intergraph Corporation [The schedules referred to in the Agreement have been omitted but will be furnished to the Securities and Exchange Commission upon request.]

     10.1 Subordinated  Convertible  Debenture  dated  April  16,  1999  between
          Micrografx, Inc. and Intergraph Corporation

     99.1 Text of Press Release dated April 19, 1999 issued by Micrografx, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     MICROGRAFX, INC.
                                                     (Registrant)



Date:   May 3, 1999             By:  /s/ John M. Carradine
                                   ---------------------------------------------
                                   John M. Carradine, Chief Financial Officer
                                   and Treasurer






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